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                                  June 5, 1998

Mr. Jay Eisner, President
Resource Asset Investment Trust
1845 Walnut Street; 10th Flr.
Philadelphia, PA  19103

Dear Mr. Eisner:

         The undersigned hereby consents to the use, in the Registration Statement on Form S-11 to be filed by Resource Asset Investment Trust with the Securities and Exchange Commission, of its name and reference to the property valuation provided by it as follows:


Property                                         Valuation Date
--------                                         --------------

Lincoln Court                                    September 10, 1997

1826-30 Green Street                             September 15, 1997

1845 Walnut Street                               February 1, 1997



                                                     Sincerely,



                                                     /s/ M. Richard Cohen
                                                     ---------------------
                                                     M. Richard Cohen